Exhibit 99.1

For release: July 28, 2005, 6:00 am EST	Contact:	Mark Rittenbaum
Greenbrier hires John Nussrallah to head European operations
     Lake Oswego, Oregon, July 28, 2005 — The Greenbrier Companies [NYSE:GBX] announced today the appointment of John Nussrallah as President of its European operations.
     Mr. Nussrallah is a railroad industry professional with over thirty-five years’ experience. He previously held senior management positions with Trinity Industries’ railcar division for eight years. As Group President, Rail Division for Trinity from 1996 – 2001, Mr. Nussrallah was responsible for all aspects of sales, marketing, engineering, purchasing, manufacturing and financial information for railcar operations with thirty facilities and more than 8,300 employees. He also supervised Trinity’s entry into the European market. Prior to becoming Group President, John was Executive Vice President and General Manager. Before joining Trinity, Mr. Nussrallah had nearly thirty years’ experience with Consolidated Rail Corporation (ConRail), a major US railroad which was ultimately acquired by CSX Transportation and Norfolk Southern Corporation. At ConRail, Mr. Nussrallah rose to Vice President and Chief Mechanical Officer with responsibility for freight car and locomotive operations and a fleet of 2,100 locomotives and 60,000 freight cars. More recently, Mr. Nussrallah has been employed as a principal with an international management consulting business.
     “John Nussrallah, who will be based full-time in Europe, is a valuable addition to our senior management team and European operations”, said William A. Furman, Greenbrier’s president and chief executive officer. “He has substantial freight car management experience with successful execution in sales, marketing and manufacturing strategies. He is a strong business leader with a proven record in enhancing operating performance and efficiencies. We are delighted to have him join Greenbrier.”
     Furman added, “With John’s appointment to Europe, Richard McKay, who headed our European operations for four years and our Canadian manufacturing operations for five years, will return to North America.”
     The Greenbrier Companies (www.gbrx.com), headquartered in Lake Oswego, OR, is a leading supplier of transportation equipment and services to the railroad industry. In addition to building new railroad freight cars in the U.S., Canada, and Mexico and to repairing and refurbishing freight cars and wheels at 16 locations across North America, Greenbrier builds new railroad freight cars and refurbishes freight cars for the European market through both its operations in Poland and various subcontractor facilities throughout

Europe. Greenbrier owns approximately 10,000 railcars, and performs management services for approximately 128,000 railcars.
     “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This release may contain forward-looking statements. Greenbrier uses words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend” and similar expressions to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, actual future costs and the availability of materials and a trained workforce; steel price increases and scrap surcharges; changes in product mix and the mix between manufacturing and leasing & services segment; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, changing technologies or non-performance of subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment; all as may be discussed in more detail under the heading “Forward Looking Statements” on pages 3 through 4 of Part I of our Annual Report on Form 10-K for the fiscal year ended August 31, 2004. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.